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                                                                   EXHIBIT 10.23


                     INFORMATION MANAGEMENT ASSOCIATES, INC.

                                 AMENDMENT NO. 1
                                       TO
                          COMMON STOCK PURCHASE WARRANT


          This Agreement is made as of June 1, 1994 by and between Information Management Associates, Inc., a Connecticut corporation (the "Company") and Wand/IMA Investments, L.P., a Delaware limited partnership (the "Wand/IMA Partnership").

          WHEREAS, the Wand/IMA Partnership is currently the holder of (i) 595,270 shares of the Company's common stock, no par value ("Common Stock"),
(ii) a Warrant (No. W-4) initially entitling the Wand/IMA Partnership to purchase 14,812 shares of common stock at $9 per share (subject to adjustment upon the occurrence of certain events) (the "New Warrant"), and (iii) the Company's 12% Senior Subordinated Note due 1997 in the outstanding principal amount of $1,000,000;

          WHEREAS, Mercury Asset Management plc, acting as agent on behalf of certain of its managed accounts (the "Managed Accounts") is purchasing pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), of even date herewith, 117,778 shares of common stock from certain significant shareholders of the Company; and

          WHEREAS, in order to facilitate the transactions contemplated by the Stock Purchase Agreement, the Company and the Wand/IMA Partnership desire to amend the terms of the New Warrant;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows and the New Warrant (No. W-4) is hereby amended as hereinafter set forth:
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                                   SECTION 1

                  Representations and Warranties of the Company

          The Company hereby represents and warrants to the Wand/IMA Partnership as follows:

          1.1 Authority and Validity. The execution, delivery and performance of
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this Amendment to the New Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Amendment to the New Warrant has been duly and validly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be affected or limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by applicable principles of equitable remedies. Neither the execution, delivery and performance of this Amendment to the New Warrant, nor the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in a breach of any material provisions of its Charter or By-Laws; (ii) violate or conflict with the terms of any material agreement to which the Company is a party or by which it is bound; or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any court, administrative agency or governmental body applicable to Company.

                                    SECTION 2

                              Amendments to Warrant

          The terms and conditions of the New Warrant (No. W-4) are hereby amended as follows:

          2.1 Definitions. The definition of "Initiating Holders" set forth in
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Section 14 of the New Warrant is hereby deleted in its entirety and the following revised definition is substituted therefor:

          "Initiating Holders: Any holder or holders of Registrable Securities
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     holding at least 40% of the Registrable Securities (by number of

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     shares or, in the case of any debt securities which may be Other
     Securities, 40% of the outstanding principal amount of such securities) and initiating a request pursuant to section 13.1 for the registration of all or part of such holder's or holders' Registrable Securities."


          2.2 Effect of Amendment. Except as amended hereby, all provisions of
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the New Warrant shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

                                                     INFORMATION MANAGEMENT
                                                       ASSOCIATES, INC.


                                                    By: /s/ Gary R. Martino
                                                       -------------------------
                                                         Name:
                                                         Title:

                                                    WAND/IMA INVESTMENTS, L.P.
                                                    By:  WAND PARTNERS INC.,
                                                          as General Partner


                                                    By: /s/ David J. Callard
                                                       -------------------------
                                                         Name: David J. Callard
                                                         Title:

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